Term loan Lender Presentation May 12, 2020 Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary Privileged & Confidential Exhibit 99.3

Forward Looking Statements & Risk Factors Forward-Looking Statements and Reserve Estimates This presentation contains “forward-looking statements” within the meaning of the federal securities laws, including statements about our business strategies and plans, plans for future drilling and resource development, prospective levels of capital expenditures and production and operating costs, and estimates of future results. Any statement in this presentation, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance such expectations are correct, and actual results may differ materially from those projected. In addition, this presentation includes information about our proved reserves. The Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible oil and gas reserves that meet the SEC’s definitions for such terms. This presentation also includes information about oil and gas quantity estimates that are not permitted to be disclosed in SEC filings, including terms or designations such as “estimated ultimate recovery” or “EUR” or “resource” or “resource potential” or other terms bearing similar or related descriptions. These types of estimates do not represent and are not intended to represent any category of reserves based on SEC definitions, do not comply with guidelines established by the American Institute of Certified Public Accountants regarding forecasts of oil and gas reserves estimates, are, by their nature, more speculative than estimates of proved, probable and possible reserves disclosed in SEC filings, and, accordingly, are subject to substantially greater uncertainty of being actually realized. Actual volumes or quantities of oil and gas that may be ultimately recovered will likely differ substantially from such estimates. Factors affecting such ultimate recovery include the scope of our actual drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, field spacing rules, and actual drilling, completion and production results as well as other factors. These estimates may change significantly as the development of properties provides additional data. This presentation also includes estimates of values attributable to the locations on which such oil and gas quantity estimates are based. The estimates of value set forth in this presentation were calculated based on the assumptions and methodologies set forth in this presentation, which differ materially from the assumptions and methodologies oil and gas companies are required to use in calculating PV-10 values of proved reserves disclosed in SEC filings. As a result, the estimates of values included in this presentation do not represent and are not intended to represent the “PV-10” value that would be attributable to such items if such items were calculated based on applicable SEC requirements. Risk Factors Certain risks and uncertainties inherent in our operating businesses as well as certain on-going risks related to our operational and financial results are set forth in our filings with the SEC, particularly in the section entitled “Risk Factors” included in our most recently-filed Annual Report on Form 10-K, our most recently-filed Quarterly Reports on Form 10-Q, and from time to time in other filings we make with the SEC. Some of the risks and uncertainties related to our business include, but are not limited to, our ability to decrease our leverage or fixed costs, redeterminations in the Company’s borrowing base under its Credit Facility, increased competition, the timing and extent of changes in prices for oil and gas, particularly in the areas where we own properties, conduct operations, and market our production, as well as the timing and extent of our success in discovering, developing, producing and estimating oil and gas reserves, including from any horizontal wells we drill in the future, the timing and cost of our future production and development activities, our ability to successfully monetize the properties we are marketing, weather and government regulation, and the availability and cost of oil field services, personnel and equipment. Investors are encouraged to review and consider the risk factors set forth in our historical and future SEC filings, as well as any set forth in this presentation, in connection with a review and consideration of this presentation. Our SEC filings are available directly from the Company – please send any requests to Ultra Petroleum Corp. at 116 Inverness Drive East, Suite 400, Englewood, CO 80112 (Attention: Investor Relations). Our SEC filings are also available from the SEC on their website at www.sec.gov. Non-GAAP Measures Net Debt, Adjusted EBITDA, Free Cash Flow, EBITDA Cash Costs and proved developed Coverage Metrics are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). The reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures can be found on slides 39-40 in the appendix to this presentation. Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary

Index of topics Executive Summary Asset Overview Business Performance Liability Management Situation Update & Restructuring Construct Pro Forma Forecast Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary

Executive Summary

Situation Overview Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary After a careful evaluation of the available alternatives, Ultra Petroleum (“Ultra”, “UPLC” or the “Company”) has begun preparations for a chapter 11 filing Pressure on crude oil prices as a result of Saudi Arabia’s price cuts and COVID-19’s demand impact, to both natural gas and crude oil, exacerbated concerns around future borrowing base redeterminations Qualified audit opinion was issued in conjunction with the filing of the Company’s Form 10-K on April 15th and Ultra elected not to make its Senior Unsecured Notes interest payment that was due April 15th Both events are defaults subject to a 30-day grace period and Ultra is considering a filing date prior to May 15th Ultra has engaged with select Term Loan lenders and existing RBL lenders to provide DIP and post-emergence RBL commitments, respectively Significant deleveraging could unlock a path forward that is unique to Ultra Management team that has demonstrated disciplined decision making competency Highly qualified, professional organization with a proven foundation to generate free cash flow Well positioned to serve as the Rockies consolidator and/or consider development diversification opportunities

Ultra Highlights Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary One of the Top Natural Gas Fields in the U.S. Low Cost Leader with Opportunity to Expand Margins Ability to Flex Development Program in Response to Price Environment Seasoned Management Team Willing to Emphasize Capital Discipline Significant PDP Production Base 1 2 3 4 5

Asset Overview

Pinedale Overview One of The Top Gas Fields In The U.S. Asset Highlights - Current net total production - Gas: ~510 MMcf/day Oil: ~3,400 Bbl/day ~83,000 net acres with 92% operated Current gross operated production - Operated producing wells: ~2,260 Gas: ~640 MMcf/day Oil: ~4,250 Bbl/day More than 4,000 remaining drilling locations within boundary of core development Significant take-away capacity from Opal (NWROX basis) to multiple end-market destinations Ultra’s History In the Basin - 22-year track record in the basin The largest acreage holder in Pinedale Produced more than 3.5 Tcf of gas and 26.5 million barrels of oil since inception Pinedale Field Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary Legend Ultra Operated Non-Op (PEPO) Jonah Energy

19%(1) Decline Low-decline, Long-lived Asset Base Substantial and Durable Production Base From More Than 3,300 Wells Ultra has produced more than 3.5 Tcf of gas and 26.5 million barrels of oil over its 22-year track record in the Pinedale Ultra Net Production – Projected PDP Decline for 2020 of 19%(1) Pre 2015 Onlines 2015 2016 2017 2018 2019 Estimated Annual Decline Rates 2020 Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary Reflects a January 2020 to January 2021 monthly decline percentage.

Privileged & Confidential

2019 WELL COSTS & 2-STRING WELLBORE DESIGNS

Focus on Technical and Design Improvements Drive Cost Trends Lower

2019 Drilling Optimization and Focus on 2-String Design -

- 7 successful 2-string wellbores of 8 attempted in Q3
- 16 total successful 2-string wells drilled for an average cost of $2.6 MM
- Net improvement in F&D costs of approximately 7%, net of reduced 2-string EUR
- Average savings on successful 2-string wells of ~$500K compared to our budget of $3.1 MM per vertical well, a 16% reduction
- Reservoir characterization project can increase precision on placement of 2-string wells


2-String Design - Success Rate
100%
80%
60%
40%
20%
0%
50%
73%
88%
1Q
2Q
3Q


2-String Design - Average Cost ($million)
$MM
$3.4
$3.2
$3.0
$2.8
$2.6
$2.4
With Contingencies
$3.1
$2.9
$2.8
Successful
$2.6
$2.6
$2.6
1Q
2Q
3Q


All 2019 Verticals - Average Cost ($million)
$MM
$3.4
$3.2
$3.0
$2.8
$2.6
$2.4
$3.2
$3.2
$2.8
1Q
2Q
3Q

Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary
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Privileged & Confidential

ADVANCED RESERVOIR CHARACTERIZATION

Leveraging Technology and Proven Workflows to Enhance Vertical & Horizontal Inventory Analysis

ULTRA UP PETROLEUM


Reservoir facies
S. Pinedale Geocellular Model

2H19 - Results

- Completed advanced structural study
- Validation of the south Pinedale geo-cellular model to Hz well results
- West flank HZ well IP > 25 MMcfed, 2.1 Bcf and 16,000 Bbls oil (2.2 Bcfe) in 4 months (Jonah Energy)(1)

1H20 – Implementation of models

- Vertical well enhancements –
  - Upgrade depletion models for inventory refinement
  - Inform strategic mono-bore well design applications
- Horizontal well enhancement – Catalog high-productivity / low risk location inventory

2H20 – Leverage industry leading toolkits in preparation for full-field seismic inversion for central/northern Pinedale earth models

(1) Source: Wyoming Oil and Gas Conservation Commission (WOGCC)

Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary

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Privileged & Confidential

PINEDALE INFRASTRUCTURE OVERVIEW

Opal Provides Multiple Take Away Options

General Market Dynamics -

- Opal provides multiple take away options and premium prices
- 2019 full-year basis at Opal was 98% of HHUB; driven by increased demand and reduced supply in the west
- Development of Permian / Delaware natural gas pipelines relieves bid pressure against Rockies gas deliveries

Ultra Focused -

- Ultra has successfully renegotiated midstream contracts for gathering and processing together with a gas purchase contract to enhance value
- Reduced REX firm transport liability through proactive execution of capacity release agreements covering December 2019 - October 2020


KINGSGATE
STANFIELD
GTN
NWPL
MALIN
Ruby
OPAL
OT/REX
CIG
PGE
Kern River
NWPL
Trans Colorado
San Juan
El Paso – North Line
Transwestern
SoCal
El Paso – Crossover
Transwestern
El Paso – South Line
Permian

Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary
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Privileged & Confidential

OPAL (NWROX) PRICES AT A PREMIUM TO OTHER HUBS

NW Rockies vs. CIG vs. Dominion South
(as a % of Henry Hub)


96%
95%
94%
96%
94%
84%
94%
92%
54%
91%
87%
56%
88%
87%
72%
85%
77%
83%
98%
81%
85%
2013
2014
2015
2016
2017
2018
2019
NW Rockies
CIG
Dominion South

- Meaningful improvement of NWROX Basis over the course of 2019 resulting in the full-year 2019 NWROX pricing being at 98% of Henry Hub
- Ultra's realized price at a premium of $0.08 - $0.09 to Opal pool (NWROX), including recently upgraded purchase contract
- NWROX strength relative to CIG
  - ~$0.58 stronger than CIG in forth quarter
  - Historical CIG pricing pressure has been driven by tight take away from the DJ basin
  - NWROX trading into more stable western demand region and less susceptible to general weather risk than CIG
- Potential REX value drivers -
  - Continued DJ Basin development
  - Multiple counterparties expressing interest in capacity releases
  - High degree of flow flexibility on Ultra contract to flow bi-directionally in Zone 1 and 2 of REX

Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary
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Business Performance

Privileged & Confidential

FOCUSED ON EXECUTION

Strategic Objectives

1. Enhance the value of the asset and the enterprise
2. Maintain strong operating cash flow and generate free cash flow
3. Disciplined capital investment execution
4. Optimize base production with continued emphasis on run times and lease operating expenses
5. Enhance value of drilling inventory through reduced well costs and enhanced sub surface analysis

Operational Execution is The Key

Development of Top Tier Gas Asset

- ~83,000 net acres (92% operated)
- Over 4,000 vertical locations within boundary of core development

Low Cost Leadership

- Estimated annual EBITDA cash costs in the top quartile of peers
- 1Q20 Forecast combined LOE and cash G&A of ~$0.53 per Mcfe

Manage Pace of Development

- Demonstrated ability to flex program up or down quickly in response to price environment

Expansion of Margin

- 1Q20 Forecast Adjusted EBITDA Margins of ~55%
- Increased gas pricing and reduced costs will create margin expansion

Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary

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Full Year and 4Q19 Ultra Highlights Disciplined deployment of capital and industry-leading decision to suspend drilling in low price environment in order to pivot to a free cash flow model Achieved positive Free Cash Flow(1) of $56.4 MM in 4Q19 Delivered on debt reduction plan through execution of free cash flow model Results Operations Financial Discipline 4Q19 Production averaged 602 MMcfe/d and FY19 production was 240.2 Bcfe Successfully lowered D&C costs to $2.8 MM per well Delivered on the ability to successfully drill utilizing the new 2-string well design 4Q19 Adjusted EBITDA(1) of $100.6 MM 4Q19 Controllable Cash Cost(2) of $0.44 per Mcfe of production Enhanced and restructured midstream in the 4th quarter of 2019 together with gas purchase agreement in order to prospectively boost net margin by $0.03 - $0.04 per Mcfe Released REX capacity for December 2019 – October 2020; tranche 1 from Dec. 2019 to March 2020, and tranche 2 from April 2020 to Oct. 2020, reducing the REX exposure by 44% and 68%, respectively Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures; see slide 39 to this presentation for a reconciliation of these measures to the most directly comparable GAAP measure. Controllable Cash Cost is defined as the combination of LOE and Cash G&A. Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary

Privileged & Confidential

4Q19 RESULTS

Low Operating Costs and Opal Price Premium Drives Strong EBITDA

4Q19 Results	Guidance	Actual
Production, MMcfe/d	**590 – 610**	**602**
	$/Mcfe	$/Mcfe
Lease Operating Expense	**0.32 – 0.36**	**0.35**
Facility Lease Expense	**0.10 – 0.12**	**0.10**
Production Taxes[(1)]	**0.25 – 0.29**	**0.33**
Gathering Fees (gross) Gathering Fees (net)[(2)]	**0.31 – 0.35** **0.27 – 0.31**	**0.33** **0.31**
Transportation	**0.03 - 0.05**	**0.03**
Cash G&A[(3)]	**0.10 – 0.14**	**0.09**
DD&A	**0.81 – 0.85**	**0.85**
Cash Interest	**0.63 – 0.67**	**0.65**
Total Expenses, with Gross Gathering Fees		**$2.73**
EBITDA Cash Costs[(4)], with Net Gathering Fees		**$1.21**

Controllable Cash Costs		
Lease Operating Expense and Cash G&A ($/Mcfe)	**0.42 – 0.50**	**0.44**

4Q19 Adjusted EBITDA[(4)]	Actual
Revenue, incl. hedges, $/Mcfe	$3.03
EBITDA Cash Costs[(4)], $/Mcfe	($1.21)
Adjusted EBITDA[(4)], $/Mcfe	$1.82
Production, Bcfe	55.4
Adjusted EBITDA[(4)]	**$100.6 million**

Notes:

(1) 4Q19 Production Taxes based on physical sales with average realized prices of $2.78 per Mcf and $58.27 per Bbl

(2) Net Gathering Fees include proceeds from liquids processing. The Company renegotiated certain midstream and marketing agreements in the fourth quarter of 2019. The effect of these renegotiated agreements removes a processing credit previously applied to net gathering expenses and provides for an incremental uplift in realized gas prices. The net effect is an increase to cash margin by $0.03 - $0.04 per MMBtu

(3) Cash G&A excludes stock compensation and other non cash items

(4) Adjusted EBITDA and EBITDA Cash Costs are non-GAAP financial measures; see slides 39 and 40 to this presentation for a reconciliation of these measures to the most directly comparable GAAP measures

Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary

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Predictable cost performance continues to rank among the best in peer group 4Q19 Controllable Cash Costs of $0.44 / Mcfe at low end of guidance driven by - Reductions in headcount and associated compensation expense Reductions in water handling costs Robust run time over 2019 Unit cost increases driven by PDP model and decreased production in Q3 and Q4 40% / 60% split between fixed and variable LOE based on 2019 monthly average Consistent Low-Cost Producer of Low-Decline Conventional Gas Assets in Pinedale Controllable cash cost performance Controllable Cash Costs(1) per Mcfe Guidance Actual First Quarter 2019 $0.33 - $0.40 $0.35 Second Quarter 2019 $0.33 - $0.40 $0.34 Third Quarter 2019 $0.34 - $0.41 $0.40 Fourth Quarter 2019 $0.42 - $0.50 $0.44 Full-year 2019 $0.37 - $0.41 $0.39 (1) Controllable Cash Cost is defined as the combination of LOE and Cash G&A Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary

Privileged & Confidential

1Q20 FORECAST

Low Operating Costs and Opal Price Premium Drives Strong EBITDA

1Q20 Forecast	Guidance	Forecast
Production, MMcfe/d		**554**
	$/Mcfe	$/Mcfe
Lease Operating Expense	**0.34 – 0.39**	**0.38**
Facility Lease Expense	**0.10 – 0.13**	**0.11**
Production Taxes[1]	**0.25 – 0.31**	**0.28**
Gathering Fees (gross) Gathering Fees (net)[2]	**0.32 – 0.36** **0.31 – 0.35**	**0.33** **0.32**
Transportation	**0.06 - 0.10**	**0.08**
Cash G&A[3]	**0.14 – 0.19**	**0.15**
DD&A	**0.82 – 0.88**	**0.94**
Cash Interest	**0.65 – 0.70**	**0.69**
Total Expenses, with Gross Gathering Fees		**$2.96**
EBITDA Cash Costs[4], with Net Gathering Fees		**$1.32**

Controllable Cash Costs		
Lease Operating Expense and Cash G&A ($/Mcfe)	**0.48 – 0.58**	**0.53**

1Q20 Forecast Adjusted EBITDA[4]	Actual
Revenue, incl. hedges, $/Mcfe	$2.90
EBITDA Cash Costs[4], $/Mcfe	($1.32)
Adjusted EBITDA[4], $/Mcfe	$1.58
Production, Bcfe	50.4
Adjusted EBITDA[4]	**$79.8 million**

Notes:

(1) 1Q20 Production Taxes based on physical sales with average realized prices of $2.36 per Mcf and $47.05 per Bbl

(2) Net Gathering Fees include proceeds from liquids processing. The Company renegotiated certain midstream and marketing agreements in the fourth quarter of 2019. The effect of these renegotiated agreements removes a processing credit previously applied to net gathering expenses and provides for an incremental uplift in realized gas prices. The net effect is an increase to cash margin by $0.03 - $0.04 per MMBtu.

(3) Cash G&A excludes stock compensation and other non cash items

(4) Adjusted EBITDA and EBITDA Cash Costs exclude the impact of restructuring related costs and are non-GAAP financial measures; see slides 39 and 40 to this presentation for a reconciliation of these measures to the most directly comparable GAAP measures; Per unit EBITDA cash costs may not foot to reconciliation due to rounding

Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary

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Privileged & Confidential

PROVED RESERVES SUMMARY

Based on March 31, 2020 Reserve Report

Proved Reserve Volumes (MMcfe)(1)

100% Proved Developed


1,766,239

Pre-Tax PV-10% Value ($MM)(2)(3)(4)


$ 1,217

PDP Value Scenarios

	Mar. 31 (2) Reserves	Apr. 16 Strip (5) Sensitivity	Apr. 16 Strip (5) +20% Sensitivity
HHUB *($/MMBtu)*	$2.30	$2.42	$2.90
Realized (6) *($/Mcf)*	$2.07	$1.99	$2.51
PV-0	$1,907	$1,628	$2,406
PV-10	$1,217	$1,046	$1,453
PV-15	$1,024	$877	$1,207
PV-20	$888	$756	$1,036

Note: Dollars in millions unless otherwise noted.
1) Commodity mix of 96% gas and 4% liquids.
2) Utilizing SEC criteria – the comparable calculated average prices utilized in the preparation of the reserves as of March 31, 2020 were $2.07 per Mcf and $55.35 per Bbl and basis is determined by TTM results.
3) Includes $347MM of asset retirement obligations and $10MM of capital costs.
4) 10% Operated and 90% Non-Operated. 3% Horizontal and 97% Vertical.
5) Prices for HHUB, condensate and basis represent production weighted averages assuming strip pricing for the first five years and flat pricing thereafter.
6) Realized prices apply regional market differentials along with appropriate adjustments for quality, marketing contracts, energy content, basis adjustments and transportation charges.

Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary

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Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary Pinedale Field Operations is essentially status quo with minimal production interruptions Office-based personnel in Pinedale and Denver continue work-from-home protocol-March 16th to May 30th. We are planning for a phased Return to Office beginning June 1st No employees have tested positive as of May 11th While all “stay at home” mandates have been cancelled, Colorado employees are encouraged to continue to work from home if possible. Wyoming’s restrictions are set to expire May 15th with no update yet published Sublette County, WY has three confirmed cases of COVID-19 Daily meetings among advisors, leadership and teams using Zoom video and audio conference calls Covid-19 business continuity update May 2020 Status Update

3-Rig 2-Rig 1-Rig PDP Only Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary 2020 Production Forecast Average Daily Production Mmcfe/d March 546 Q1 2020 554 Total Production Bcfe 2020 Production Forecast 182-192 Q1 2020 50.4

While the production decline has caused an upward trend in Mcfe costs, the trend on gross LOE costs is downward and has been driven by cost saving and efficiency enhancements Variable costs reduced with PDP decline and aggressive management of chemical, water disposal and consumable costs Workover activity - Currently running 1 workover rig Workover priority high graded to economically viable projects LGS debottlenecking project completed in September lowering future variable water costs to nil from high point of $450 K per month Sep-19 peak includes seasonal prep for winterization Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary Total Gross loe trending down since 2q19 2-Rig 1-Rig PDP Only Unit LOE Costs ($/Mcfe) Will Trend Higher in 2020 With Declining Production Forecast

Situation Update & Restructuring Construct

Recent Events Ultra filed its 10-K on April 15th with a going concern qualification from Ernst & Young LLP, the Company’s independent auditor The going concern qualification is a default under the RBL and Term Loan and results in an Event of Default if not remedied within 30 days On April 15, 2020, Ultra elected not to make the ~$13 MM semi-annual interest payment on its Senior Unsecured Notes and has elected to utilize the 30-day grace period that ends on May 14, 2020 Liquidity planning as of April 15, 2020 – Cash balance of $15.2 MM ($14.6 MM attributed to $15 MM anti-cash hoarding threshold) RBL balance of $52.7 MM plus $10.2 MM of undrawn LCs outstanding As a result of the defaults, effective April 15, Ultra no longer has access to draw on the revolver Cash on hand and revenue receipts to be collected in April will provide adequate liquidity for the business through the anticipated chapter 11 filing date All hedges either settled or monetized for a total of $19.3 MM in May On April 4, 2020, Ultra received an unsolicited indication of interest (“IoI”) letter from a bidder for a sale of substantially all of its assets; the proposed value reflected by this IoI was too low for Ultra to deem such a sale to be an attractive or competitive alternative Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary

Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary Exit Financing Considerations Ultra forecasts that ~$50 MM will be needed at emergence to fund repayment of outstanding amounts under the DIP and other closing costs Ultra believes that funding with an Exit RBL Facility would be the most efficient form of financing - Ultra’s continued PDP model post-emergence will provide ability to repay amounts that are drawn at exit within 6-12 months An Exit RBL Facility is a low cost option, especially considering the size of Ultra’s borrowing base relative to its RBL need (Ultra currently operates comfortably with $100 MM facility) Typical for E&Ps to emerge from bankruptcy with an RBL facility The Exit RBL Facility would also be used to support - In-month liquidity needs Hedging capacity without having CSA margin risk LC requirements The potential restart of drilling activity should commodity prices and investment returns warrant capital investment NAV / share accretive transaction funding In-month liquidity needs are driven by the timing of the Company’s revenue - Ultra generally collects receipts around the 25th of every month; a net deficit grows each month up until receipts are collected Needs are increased in months during which production tax payments and interest on any takeback debt may be due Ultra forecasts maximum in-month liquidity needs of ~$45 MM(1) before accounting for interest payments (if applicable) and operating cushion (1)Does not consider LC capacity requirements. Ultra recommends pursuing an Exit RBL Facility of $100-150 MM

Pro Forma Forecast

Continued optimization of PDP in Pinedale and generate significant cash flow – Strong, sustainable PDP-only business through low-cost leadership Ability to generate sufficient operating margins in low gas price environment Consolidate Rockies PDP Natural Gas – G&A & LOE synergy Opportunities to double in size within basin Increased scale provides opportunities to optimize midstream assets and/or contracts Opportunistically build positions in other basins through M&A to diversify and build inventory – PDP PV20+ natural gas acquisitions with option value on undrilled inventory Oil production and development inventory With improved and sustained commodity price and investment returns, option to resume drilling – Modest drilling program in Pinedale can deliver 25%+ return Develop strong, return-based inventory acquired in potential consolidation efforts with the benefit of a high-graded look across more than one asset/basin/product Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary Post-Emergence business plan Opportunities Pro-Forma Ultra is best-suited to be the Rockies Consolidator - Track record of operational excellence Low-cost leader Long-term success with Federal lands subject to rigorous regulatory and environmental framework Strong, experienced teams and leadership

Privileged & Confidential

PRO FORMA ANNUAL FORECAST

ULTRA UP PETROLEUM

Summary

$ Thousands	2020		2021		2022		2023		2024
Pricing - Futures on 04/16/20	Forecast		Forecast		Forecast		Forecast		Forecast
Oil Liquids Volume (Mbbls)	1,204		972		846		753		682
Natural Gas Volume (MMcf)	179,710		149,521		130,174		115,907		104,856
Total Equivalent Volume (MMcfe)	186,933		155,352		135,251		120,427		108,945
Daily Volumes (MMcfe/day)	*511*		*426*		*371*		*330*		*298*
NYMEX:									
Oil Price / bbl	$ 33.17	$	35.53	$	38.11	$	40.19	$	42.11
Gas Price / mmbtu	$ 2.06	$	2.60	$	2.45	$	2.42	$	2.41
Basis Price / mmbtu	$ (0.18)	$	(0.35)	$	(0.32)	$	(0.32)	$	(0.31)
Realized:									
Oil Price / bbl	$ 33.93	$	36.03	$	38.62	$	40.72	$	42.64
Gas Price / mmbtu	$ 2.06	$	2.48	$	2.35	$	2.31	$	2.31
Oil Revenue	$ 40,853	$	35,019	$	32,676	$	30,675	$	29,059
Natural Gas Revenue	369,961		370,998		305,935		268,062		242,620
Processing Revenue and Other	(5,328)		(9,970)		(7,715)		(6,435)		(5,593)
Total Revenues (Excluding Hedges)	**$ 405,485**	**$**	**396,048**	**$**	**330,896**	**$**	**292,302**	**$**	**266,086**
Realized Hedge Gains / (Losses)	43,654		–		–		–		–
Total Revenues (Including Hedges)	**$ 449,139**	**$**	**396,048**	**$**	**330,896**	**$**	**292,302**	**$**	**266,086**
Severance / Production Taxes	$ 42,290	$	42,821	$	35,481	$	31,259	$	28,451
Lease and Facility Operating Costs	88,427		70,786		69,647		68,807		68,157
Gathering / Transport / Other	67,003		52,127		45,378		40,400		36,544
Total Operating Expense	**$ 197,720**	**$**	**165,733**	**$**	**150,506**	**$**	**140,466**	**$**	**133,152**
G&A	30,420		31,048		30,499		30,499		30,499
EBITDA	**$ 220,999**	**$**	**199,266**	**$**	**149,891**	**$**	**121,337**	**$**	**102,435**
DC&E and Other Capital	20,577		8,055		8,055		8,055		8,055
Change in NWC	26,757		13,559		(3,428)		(4,233)		(2,721)
Pre-Tax Unlevered Free Cash Flow[1]	**$ 173,666**	**$**	**177,652**	**$**	**145,264**	**$**	**117,515**	**$**	**97,101**

Assumptions

- PDP only production forecast
- Pricing based on forward strip as of 4/16/20 for HHUB, WTI and NWROX
  - NWROX basis reflects 3 months of actuals and strip for all additional periods
- Operating costs projected to be relatively consistent with Q1 2020 guidance per Mcfe, subject to PDP blowdown drift impacts on fixed costs
  - LOE generally fixed
  - Variable production taxes, gathering and NPI expenses generally will increase per $/Mcfe
- Assumes REX contract is rejected in Q2 '20
- Assumes LGS rejection with final rent expense payment made in May
  - Trucking costs assumed to be approximately equal to rent expense through September
  - 2020 capex includes ~$11 MM of capex related to LGS rejection and subsequent tie-in to Company owned liquid gathering system

(1) Excludes current estimate for expenses associated with the restructuring of ~$57 MM in 2020. Current estimate is the result of various assumptions that are subject to change.

Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary

29

Significant Operated Vertical Well Inventory at Higher Prices Significant Undeveloped Inventory Cumulative Operated Vertical Locations vs. Opal Gas Prices Large inventory of economic wells available in a more supportive price environment PV-10 Op. Inventory Sensitivity Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary 10-Acre 5-Acre Total $2.25 638 491 1,129 $2.50 828 925 1,753 $2.75 978 1,417 2,395 $3.00 1,121 1,836 2,957 $3.25 1,257 2,174 3,431 Opal Price ($/MMBtu) Development Density Note: Location counts assume a $2.8mm/well DC&E cost for Pinedale wells and $2.1mm/well for Jonah wells. Inventory includes a mix of 5, and 10-acre spaced wells.

Pinedale Development criteria and outputs Sustained improvement of natural gas prices required to yield acceptable economic return profile and resumption of drilling Permitting and BLM development criteria and process are firmly established Core technical talent to restart the drilling program within the organization Existing infrastructure available to recommence drilling Drill Rig Program assumptions – Approximately 3 wells drilled per month per rig Each rig represents ~ $100 MM annual capital commitment 1-Rig Program – Reduces decline by approximately one-half Continues to result in FCF generation in the current price environment 2-Rig Program – Effectively a maintenance capital case At current pricing – results in a balanced cash flow result At $2.50 Opal pricing, generates FCF Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary

Appendix – Midstream Summary

Privileged & Confidential

SUMMARY OF SELECT MIDSTREAM AGREEMENTS

ULTRA UP PETROLEUM

REX Firm Transportation Agreement

- Rockies Express Pipeline LLC ("REX") provides natural gas transportation services to Ultra
- Volume commitment of 200,000 dth per day until 12/31/2026
- Negotiated reservation rate paid by Ultra -
  - $11.17204 / dth per month
  - ~$0.367 / dth per day[1]
- Ultra has posted a letter of credit equal to 3 months of reservation charges (~$6.7 MM)
- Short term capacity release to Occidental Petroleum
  - Ultra has released the full 200,000 dth per day from April 2020 through October 2020 at a rate of $0.25 / dth per day

Pinedale Corridor, LP Liquid Gathering System ("LGS") Lease Agreement

- Pinedale Corridor, LP is operated by Ultra and owned by CorEnergy, a publicly traded REIT (NYSE: CORR)
- System consists of pipelines and four central gathering facilities that handle condensate and water production in the Pinedale field
- Ultra sold LGS to CORR in 2012 under a 15-year, triple net lease (2012-2027)
- Current lease rate is $1,844,748 per month
  - Escalates at the lesser of CPI or 2% / year
- Current volume using the Corridor system is 32,500 BPD associated with 468 MMSCFD gross (315 MMSCFD net) natural gas production
- Total field production is 46,700 BPD associated with 664 MMSCFD gross (462 MMSCFD net) natural gas production

1) Based on an average month calculation of 365 days per year distributed evenly over twelve months.

Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary 33

Appendix - Chapter 11 Reorganization Income Taxation Considerations

Reorganization Tax framework Consistent with disclosure in the Form 10-K, the Company currently has significant tax attributes, including the following larger items – NOL carryforward of ~ $2.3 B; Although the Company’s prior restructuring in 2017 resulted in a Section 382 limitation on the NOL, the Company’s historic tax position is that this limitation will not ultimately impose a meaningful limitation on those pre-change NOLs § 163(j) interest deduction carryforward of ~ $80 MM after the additional deduction for 50% of ATI instead of 30% due to the CARES Act Tax basis in oil & gas assets and equipment - ~ $1.45 B Cancelation of Debt (“COD”) Income – In Chapter 11, the COD discharge is totally excluded from the calculation of taxable income without regard to its insolvency However, when COD amounts are excluded from gross income certain tax attributes are reduced based on codified ordering rules – NOLs, general business credits, basis of assets (subject to certain complexities related to consolidated tax groups and an election to reduce tax basis in depreciable property before other attributes) While the COD attribute reduction rules are complex, and the final results of any COD attribute reduction cannot be known with certainty until after a restructuring is consummated, in light of Ultra’s significant NOLs, the Company currently expects that Ultra’s attribute reduction will be limited to NOLs and not other attributes Post-Reorganization, the value of these remaining attributes are impacted by the change of control event and elections made with respect to the year of filing the Chapter 11 restructuring – The Company does not currently expect tax basis in its oil & gas assets of ~$1.45 B to be reduced as a result of the Chapter 11 process Chapter 11 bankruptcy will allow the COD income to be eliminated with the NOL Future NOL availability is directly related to which Chapter 11 bankruptcy exemption election selected by the Company - § 382(l)(5) – If the Company qualifies and does not elect out of its application, the 382 rules would not limit remaining post transaction “old” NOLs – subject to there NOT being a future ownership change within two years of the transaction and to the existing 382 limitation on pre-2017 NOLs; In addition, under section 382(l)(5), these NOLs will be reduced by certain deductions with respect to interest that was accrued but not paid over the last 3 years § 382(l)(6) – If the Company is not eligible for 382(l)(5), or elects not to utilize § 382(l)(5) due to not wanting the future ownership change restrictions, the traditional 382 limitation rules will apply and future availability of remaining “old” NOLs will be significantly limited Creditors’ counsel will have to make the determinations around § 382(l)(5) qualifications Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary NOTE: ALL COMMENTS REGARDING TAXATION ARE GENERAL AND THERE ARE NUMEROUS NUANCES TO THE TAX CODE THAT EXIST. ADDITIONAL DISCUSSIONS MAY OCCUR WITH ADVISORS AND THE COMPANY AND ITS ADVISORS TO EXPLORE DETAILED QUESTIONS FURTHER. SEE DISCLOSURES FROM 10-K FOR ADDITIONAL INFORMATION ABOUT THE COMPANY’S CURRENT TAX ATTRIBUTES

Future Cash Tax Estimation If section 382(l)(6) were to apply, subject to certain technical aspects of the application of the so-called “built-in gain” rules, the Company currently expects to be able to utilize approximately $8 MM per year of NOL Significant basis in net oil & gas properties remains and is not expected to be subject to a limitation under Section 382; which through tax DD&A will largely generate adequate deductions to reduce estimated future cash taxes Take back debt considerations - Generally any interest on take back debt is not of value to the Company due to – DD&A generally creates a tax loss in early years after transaction If in a taxable income situation, the interest deduction is limited to 30% of adjusted taxable income in later years The Company believes that income tax considerations should not be a significant factor in the decision to issue takeback debt in any restructuring of the Company since the interest expense deduction is not expected to shield cash taxes over the immediate projection period Make whole considerations - Make whole recovery event is largely sheltered from cash tax impacts by resulting DD&A expense from tax basis of property attributes The timing of any make whole settlement may impact cash tax result Generally, resolution and recognition in 2020 prior to the consummation of a restructuring transaction is preferable to later periods in terms of cash taxation Potential tax planning opportunities are being further explored Future restoration of even a 1-rig drilling program would effectively eliminate cash taxation concerns in the foreseeable future by deferring the recognition of current taxable income Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary NOTE: ALL COMMENTS REGARDING TAXATION ARE GENERAL AND THERE ARE NUMEROUS NUANCES TO THE TAX CODE THAT EXIST. ADDITIONAL DISCUSSIONS MAY OCCUR WITH ADVISORS AND THE COMPANY AND ITS ADVISORS TO EXPLORE DETAILED QUESTIONS FURTHER. SEE DISCLOSURES FROM 10-K FOR ADDITIONAL INFORMATION ABOUT THE COMPANY’S CURRENT TAX ATTRIBUTES

Appendix

2020 G&A Forecast Detail G&A Forecast Summary 2020 Forecast Total Operations & Corp. G&A $59 Production LOE (21) G&A Pre-COPAS & Capitalized G&A $38 COPAS Recovery (4) Capitalized G&A (3) Net Cash G&A Expense $30 G&A Forecast Overview Total Operations and Corporate G&A include all cost costs prior to reclassifying certain costs into production and capitalized G&A G&A that is categorized as Production LOE includes - Costs associated with Pinedale-based personnel, including salaries, wages, rent and office utilities Certain production related tasks performed out of the corporate office that are in direct support of operations Includes certain EHS functions, regulatory reporting, production engineering and monitoring and direct reservoir monitoring among others Capitalized G&A is subject to increase in the event drilling is restarted Note: Dollars in millions. Figures do not tie due to rounding. Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary

Earnings before interest, taxes, depletion and amortization (Adjusted EBITDA) is defined as Net income (loss) adjusted to exclude restructuring and reorganization costs, interest, taxes, depletion and amortization and certain other non-recurring or non-cash charges. Management believes that the non-GAAP measure of Adjusted EBITDA is useful as an indicator of an oil and gas exploration and production Company's ability to internally fund exploration and development activities and to service or incur additional debt.  Adjusted EBITDA should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP. Free Cash Flow defined as Adjusted EBITDA less capital expenditures and cash interest. Reconciliation of Adjusted EBITDA, Adjusted EBITDA per Mcfe and Free Cash Flow Reconciliation of Earnings Before Interest, Taxes, Depletion and Amortization (unaudited) All amounts expressed in US$000's The following table reconciles net income (loss) as derived from the Company's financial information with earnings before interest, taxes, depletion, and amortization and certain other non-recurring or non-cash charges (Adjusted EBITDA)(1) and to Free Cash Flow(2), as defined below: Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary

Reconciliation of EBITDA Cash costs and Net Debt Ultra Petroleum Corp. OTCQX: UPLC – Confidential and Proprietary Reconciliation of EBITDA Cash Costs(1) EBITDA cash costs include lease operating expense, facility lease expense, production taxes, net gathering fees, transportation and cash G&A. Net Debt is calculated as face value of debt less cash. Reconciliation of Net Debt(2)